Exhibit 99

     Environmental Power Corporation Updates Sales Pipeline and Projections

     PORTSMOUTH, N.H.--(BUSINESS WIRE)--March 16, 2004--Environmental Power Corporation (OTCBB: POWR) today announced updates to its sales pipeline and sales projections.
     Environmental Power reported that its estimated sales pipeline for sales of power projects based on the proprietary anaerobic digester technology of its subsidiary, Microgy Cogeneration Systems, Inc., has been revised from $154 million to $411 million, net of backlog. Environmental Power also reported that it has revised its projections for Microgy's sales in 2004, which it currently expects to be $11 million. This figure is supported by approximately $12 million in backlog from projects currently under agreement, and is in addition to a projected $55 million in revenues in 2004 derived from Environmental Power's subsidiary, Buzzard Power Corporation and Buzzard's interest in the Scrubgrass, Pennsylvania waste coal generating facility. Environmental Power further stated that it has adopted a corporate policy not to make sales projections beyond the end of its then-current fiscal year.
     Kam Tejwani, President and Chief Executive Officer of Environmental Power, stated, "We continue to be very pleased with the overall progress of Microgy toward the fulfillment of its long-term sales objectives, and we are especially pleased that many of these new pipeline additions are the result of opening new markets for our technology in the production of gas and thermal energy. The efforts and creative thinking of our team at Microgy continues to result in increases to our sales pipeline, and we are focused on taking full advantage of the opportunity which our growing sales pipeline represents."

     ABOUT ENVIRONMENTAL POWER CORPORATION

     Environmental Power Corporation (OTCBB: POWR) is a leader in resource management and energy production technologies that serve multiple socially responsible markets. Its wholly-owned subsidiary, Microgy Cogeneration Systems, Inc., owns a license to a proprietary technology to convert manure and food industry wastes into biogas, providing a waste management solution with the potential to pay for itself by producing renewable energy and other residual products valuable to farmers and growers. For more information visit the company's web site at www.environmentalpower.com

     CAUTIONARY STATEMENT

     The Private Securities Litigation Reform Act of 1995 (the "Act") provides a "safe harbor" for forward-looking statements. Certain statements contained in this press release such as statements concerning planned manure-to-energy systems, our sales pipeline, our backlog, our projected sales and financial performance, our ability to obtain financing, statements containing the words "expects," "estimates," "anticipates," "believes," "projects" and variations thereof, and other statements contained in this press release regarding matters that are not historical facts are forward looking statements as such term is defined in the Act. Because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, uncertainties involving development stage companies, uncertainties regarding project financing, the lack of binding commitments and the need to negotiate and execute definitive agreements for the construction and financing of projects, financing and cash flow requirements and uncertainties, difficulties involved in developing and executing on a business plan, difficulties and uncertainties regarding acquisitions, technological uncertainties, risks relating to managing and integrating acquired businesses, unpredictable developments (including plant outages and repair requirements), the difficulty of estimating construction, development, repair and maintenance costs and timeframes, the uncertainties involved in estimating insurance and implied warranty recoveries, if any, the inability to predict the course or outcome of any negotiations with parties involved with Environmental Power's or Microgy's projects, uncertainties relating to general economic and industry conditions, the amount and rate of growth in expenses, uncertainties relating to government and regulatory policies, the legal environment, intellectual property issues, the competitive environment in which Environmental Power and Microgy operate and other factors, including those described in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, as well as other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date that they are made. Environmental Power undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

    CONTACT: Environmental Power
             Investor Contact:
             Kam Tejwani, 603-431-1780
             ktejwani@environmentalpower.com
             or
             Media Contact:
             Kate Dolan, 603-431-1780
             kdolan@environmentalpower.com